Exhibit 99.1

TransAct Technologies Reports Preliminary Second Quarter 2026 Financial Results

Sold 1,900 BOHA! Units in the Second Quarter of 2026

FST Recurring Revenue up 13% Year-over-Year

Casino and Gaming Demonstrates Continued Strength

Reiterates 2026 Revenue Guidance of $55 to $57 Million, Increases 2026 Adj. EBITDA Guidance* to $1.5 Million to $2.0 Million

Announces BofA Securities, Inc. as Financial Advisor in Focused Strategic Alternatives Review

Hamden, CT – August 11, 2026 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a leading provider of SaaS software and integrated hardware solutions, today reported preliminary results for the second quarter ended June 30, 2026.

“TransAct delivered solid second-quarter results that reflect meaningful progress on our strategy to build a high margin, software-led recurring revenue business for FST,” said John Dillon, Chief Executive Officer of TransAct. “Underlying demand remained healthy, with strong software growth and continued BOHA! unit placements expanding our install base. We also launched our next generation BOHA! SaaS platform on Microsoft Azure, giving us greater scale, speed, and control. As we focus on monetizing our growing base of online terminals, we are well positioned to drive more predictable, higher quality revenue over time. Casino and Gaming also saw another strong quarter. This market continues to generate substantial cash flow and positive results for the business.”

“We have also engaged BofA Securities as our financial advisor given their expertise in the Casino and Gaming marketplace. We believe the time is right to explore potential strategic options, given the ongoing strength in this market.”

Second Quarter 2026 Financial Highlights

•	Net Sales: Net sales for the second quarter of 2026 were $13.9 million, up 1% compared to $13.8 million for the second quarter of 2025, and Casino and Gaming sales for the second quarter were $7.3 million, down 4% compared to $7.6 million for the second quarter of 2025. Results include a $1.0 million reduction to Casino and Gaming sales related to customer tariff surcharge refunds; excluding this item, Company-wide net sales would have been $14.9 million, up approximately 8% year-over-year, and Casino and Gaming sales would have been $8.3 million, up approximately 9% year-over-year.

•	FST Recurring Revenue: FST recurring revenue for the second quarter of 2026 was $3.4 million, which represents an increase of 13% compared to $3.0 million for the second quarter of 2025. FST Recurring Revenue includes software, labels and other recurring sources of revenue. More specifically, software revenue for the second quarter of 2026 was $732 thousand, which represents an increase of 47% compared to $499 thousand for the second quarter of 2025.

•	FST Online BOHA! Units – Active online BOHA! units increased to 21,790 as of June 30, 2026, as compared with 16,439 units as of June 30, 2025, representing 33% year-over-year growth in online units. Selling software, labels and other recurring sources of revenue into this growing install base is a key focus of management.

•	Gross Profit: Gross profit for the second quarter of 2026 was $7.0 million, resulting in gross margin of 50.2%, compared to gross profit of $6.7 million for the second quarter of 2025, which delivered a 48.2% gross margin.

•	Operating (Loss) Income: Operating loss for the second quarter of 2026 was $(54) thousand, or (0.4)% of net sales, compared to an operating loss of $(258) thousand for the second quarter of 2025 and operating income of $771 thousand for the first quarter of 2026.

•	Net Loss**: Net loss for the second quarter of 2026 was $(50) thousand, or $0.00 per diluted share, based on 10.3 million weighted average diluted shares outstanding. This compares to a net loss of $(143) thousand, or $(0.01) per diluted share, based on 10.1 million weighted average diluted shares outstanding, for the second quarter of 2025, and net income of $766 thousand, or $0.07 per diluted share, based on 10.2 million weighted average diluted shares outstanding, for the first quarter of 2026.

•	EBITDA**: EBITDA was $59 thousand for the second quarter of 2026, compared to $28 thousand for the second quarter of 2025 and $881 thousand for the first quarter of 2026.

•	Adjusted EBITDA**: Adjusted EBITDA was $514 thousand for the second quarter of 2026, compared to $478 thousand for the second quarter of 2025 and $1.4 million for the first quarter of 2026.

Engagement of BofA Securities, Inc. (“BofA Securities”)

The Company today announced that its Board of Directors has initiated a formal strategic review of the Casino and Gaming business. Management has engaged BofA Securities as its financial advisor given their expertise within the Casino and Gaming market and their long-standing relationship with TransAct. The Company believes that exploring potential options within Casino and Gaming, given the current strength within this market, is in the best interests of stockholders as they look to maximize value. While the review is focused on the Casino and Gaming business, the Board intends to evaluate a broader range of strategic alternatives to the extent the Board determines that doing so may further enhance stockholder value.

The Company has not set a timetable for the review, and there can be no assurance that the review will result in any transaction or other strategic outcome. The Company does not intend to disclose developments until its Board of Directors has approved a specific transaction or course of action or otherwise determines that disclosure is appropriate or required.

2026 Financial Outlook*

•	Net Sales: The Company expects full year 2026 net sales of between $55 million and $57 million.

•	Adjusted EBITDA: The Company now expects full year 2026 adjusted EBITDA to be between $1.5 million and $2.0 million.

*Our outlook for non-GAAP adjusted EBITDA is presented only on a non-GAAP basis as not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of the adjustments that may arise in the future. If one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

** Net (Loss) Income, EBITDA and Adjusted EBITDA include a $0.4 million reduction related to the tariff surcharge refunds. See below for descriptions and reconciliations of these non-GAAP measures.

Second Quarter 2026 Conference Call and Webcast

TransAct is hosting a conference call and webcast on August 11, 2026, beginning at 4:30 p.m. ET to discuss the Company’s preliminary second quarter 2026 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 877-704-4453 and the conference ID number is 13762138. Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “About” followed by “Investor Relations,” then select “News & Events” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures

TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measures; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. The Company also presents the changes in net sales and Casino and gaming net sales excluding customer tariff surcharge refunds because it believes these measures provide the Company with visibility into the sales performance for the period by excluding the refunds, which the Company believes are not reflective of ongoing operations. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) before net interest income (expense), income taxes, depreciation, and amortization. A reconciliation of EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net (loss) income before net interest income (expense), income taxes, depreciation and amortization and is adjusted for (1) share-based compensation expense and (2) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation expense to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a leading provider of SaaS software and integrated hardware solutions that redefine how organizations connect operations, technology and data to drive measurable business value. Through its BOHA!® solutions, serving 19,000 foodservice locations worldwide, TransAct combines purpose-built hardware with a SaaS platform to help foodservice operators automate food safety, improve operational efficiency and maintain trusted brand relevance. In the casino and gaming market, TransAct’s award-winning EPIC solutions enable ticket-in/ticket-out (TITO) functionality and advanced promotional capabilities that enhance player engagement and drive revenue for operators globally. TransAct also provides a comprehensive portfolio of consumables and service solutions, allowing customers to simplify operations and partner with a single, trusted provider across their technology ecosystem.

TransAct is headquartered in Hamden, CT. For more information, please visit transact-tech.com or call (203) 859-6800.

©2026 TRANSACT Technologies Incorporated. All rights reserved. TransAct®, BOHA!®, are registered trademarks of TransAct Technologies Incorporated.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three and six months ended June 30, 2026. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three and six months ended June 30, 2026. During the preparation of the Company’s consolidated financial statements and related notes as of and for the three and six months ended June 30, 2026, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth herein. As a result, there can be no assurance that the Company’s final results for these periods will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as “may”, “will”, “could”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “plan”, “predict”, “design” or “continue”, or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions, including inflation and changes in interest rates, on our business, operations, financial condition, results of operations and capital resources; continued reliance on third parties to host and support our FST offerings; difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions; our dependence on a single contract manufacturer for the assembly of a large portion of our products in Asia; the imposition of additional duties, tariffs, quotas, taxes, trade barriers, capital flow restrictions and other charges on imports and exports by the United States or the governments of the countries in which we or our manufacturers and suppliers operate including the potential for new or reinstated trade measures, in addition to the 10% tariff surcharge already implemented under Section 122 of the Trade Act of 1974, following the U.S. Supreme Court’s decision to invalidate certain previously imposed tariffs; the Russia/Ukraine and Middle East conflicts; inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions; price increases, decreased availability of third-party component parts or raw materials at reasonable prices, price wars or significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products in the United States or abroad, including as a result of trade wars, tariffs or other trade actions; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; any system outages, interruptions or other disruptions to our software applications, including as a result of unexpected errors or mistakes in connection with over-the-air updates; our ability to successfully grow our business in the food service technology market; renewal rates for our subscription-based products; risks associated with the pursuit of strategic initiatives, including the strategic review of the Company’s casino and gaming business, and business growth; uncertainties and administrative, legal, and tax complexities associated with the process of claiming and remitting tariff refunds to customers, which may expose us to litigation, regulatory scrutiny, and financial loss; our dependence on significant suppliers; our ability to recruit and retain quality employees; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; political and policy uncertainties and any adverse economic impacts resulting from such uncertainties; our ability to protect intellectual property; exchange rate fluctuations; the availability of needed financing on acceptable terms or at all; volatility of, and decreases in, trading prices of our common stock; and other risk factors identified and discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed with the Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

# # #

Investor Contact:

Ryan Gardella

ICR, Inc.

Ryan.Gardella@icrinc.com

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary and Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
	(In thousands, except per share data)

Net sales	$13,948	$13,798	$28,363	$26,851
Cost of sales	6,946	7,146	14,108	13,840
Gross profit	7,002	6,652	14,255	13,011

Operating expenses:
Engineering, design and product development	1,226	1,725	2,606	3,360
Selling and marketing	2,736	2,103	4,933	4,188
General and administrative	3,094	3,082	5,999	5,736
	7,056	6,910	13,538	13,284
Operating (loss) income	(54)	(258)	717	(273)

Interest and other income (expense):
Interest, net	59	40	125	62
Other, net	(25)	115	(73)	178
	34	155	52	240

(Loss) income before income taxes	(20)	(103)	769	(33)
Income tax expense	(30)	(40)	(53)	(91)
Net (loss) income	$(50)	$(143)	$716	$(124)

Net (loss) income per common share:
Basic	$0.00	$(0.01)	$0.07	$(0.01)
Diluted	$0.00	$(0.01)	$0.07	$(0.01)

Shares used in per share calculation:
Basic	10,289	10,085	10,234	10,064
Diluted	10,289	10,085	10,311	10,064

SUPPLEMENTAL INFORMATION – SALES BY MARKET:

(Preliminary and Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
	(In thousands)

Food service technology	$5,172	$4,761	$9,864	$9,669
POS automation	619	590	1,239	1,208
Casino and gaming	7,318	7,629	15,657	14,348
TransAct Services Group	839	818	1,603	1,626
Total net sales	$13,948	$13,798	$28,363	$26,851

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	June 30,	December 31,
	2026	2025
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$19,387	$20,433
Accounts receivable, net	10,359	6,364
Inventories	9,094	10,858
Prepaid income taxes	424	399
Other current assets	1,298	754
Total current assets	40,562	38,808

Fixed assets, net	1,099	1,243
Right-of-use assets, net	3,209	557
Goodwill	2,621	2,621
Intangible assets, net	3,476	1,503
Other assets	55	37
	10,460	5,961
Total assets	$51,022	$44,769

Liabilities and Shareholders’ Equity:
Current liabilities:
Revolving loan payable	$3,000	$3,000
Accounts payable	5,034	3,539
Accrued liabilities	4,907	4,763
Lease liabilities	506	346
Deferred revenue	1,850	1,400
Total current liabilities	15,297	13,048

Deferred revenue, net of current portion	292	355
Lease liabilities, net of current portion	2,724	215
Other liabilities	34	35
	3,050	605
Total liabilities	18,347	13,653

Shareholders’ equity:
Common stock	142	141
Additional paid-in capital	60,697	59,824
Retained earnings	3,991	3,275
Accumulated other comprehensive loss, net of tax	(45)	(14)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	32,675	31,116
Total liabilities and shareholders’ equity	$51,022	$44,769

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Three months ended		Six Months ended
	June 30,		June 30,
	2026	2025	2026	2025
	(In thousands)

Net (loss) income	$(50)	$(143)	$716	$(124)

Interest income, net	(59)	(40)	(125)	(62)
Income tax expense	30	40	53	91
Depreciation and amortization	138	171	296	344

EBITDA	59	28	940	249

Share-based compensation expense	455	450	966	773

Adjusted EBITDA	$514	$478	$1,906	$1,022